AVEANNA HEALTHCARE HOLDINGS ANNOUNCES

PRELIMINARY THIRD QUARTER FINANCIAL RESULTS

Atlanta, Georgia (October 21, 2025) – Aveanna Healthcare Holdings Inc. (NASDAQ: AVAH), a leading, diversified home care platform focused on providing care to medically complex, high-cost patient populations, today announced certain preliminary financial results for the three-month period ended September 27, 2025.

For the three-month period ended September 27, 2025, we expect to report:

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Revenue of approximately $616 million to $624 million, representing growth over the prior year third quarter of approximately 21.0% to 22.6%.

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Net income of approximately $11 million to $15 million, representing growth over the prior year third quarter of approximately 125.7% to 135.0%.

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Adjusted EBITDA of approximately $77 million to $81 million, representing growth over the prior year third quarter of approximately 61.0% to 69.3%.

Preliminary Financial Data

Our consolidated financial statements for our three-month period ended September 27, 2025 are not yet available. Accordingly, the financial and operational results we present in this press release are preliminary estimates and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the quarterly review and finalization of our consolidated financial statements. As a result, these preliminary estimated results may differ from actual results that will be reflected in our consolidated financial statements for the fiscal quarter when they are completed and publicly disclosed. These preliminary estimated results may change and those changes may be material.

Our expectations with respect to our unaudited results for the period discussed in this press release are based upon management estimates and are the responsibility of management. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results (including any financial data) and, accordingly, does not express an opinion or any other form of assurance with respect to these preliminary results.

Although the results of our three-month period ended September 27, 2025 are not yet finalized, the information included in this press release reflects our preliminary expectations with respect to such results based on currently available information.

Non-GAAP Financial Measures

In addition to our results of operations prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we also evaluate our financial performance using Adjusted EBITDA. Given our determination of adjustments in arriving at our computations, these non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as substitutes or alternatives to net income or loss, revenue, operating income or loss, or any other financial measures calculated in accordance with GAAP.

EBITDA and Adjusted EBITDA are non-GAAP financial measures and are not intended to replace financial performance measures determined in accordance with GAAP, such as net income or loss. Rather, we present EBITDA and Adjusted EBITDA as supplemental measures of our performance. We define EBITDA as net income or loss before interest expense, net; income tax expense or benefit; and depreciation and amortization. We define Adjusted EBITDA as EBITDA, adjusted for the impact of certain other items that are either non-recurring, infrequent, non-cash, unusual, or items deemed by management to not be indicative of the performance of our core operations, including impairments of goodwill, intangible assets, and other long-lived assets; non-cash, share-based compensation and associated employer payroll taxes; loss on extinguishment of debt; fees related to debt modifications; the effect of interest rate derivatives; acquisition-related and integration costs; legal costs and settlements associated with acquisition matters; restructuring costs; other legal matters; and other system transition costs, professional fees and other costs. As non-GAAP financial measures, our computations of EBITDA and Adjusted EBITDA may vary from similarly termed non-GAAP financial measures used by other companies, making comparisons with other companies on the basis of this measure impracticable.

We believe our computations of EBITDA and Adjusted EBITDA are helpful in highlighting trends in our core operating performance. In determining which adjustments are made to arrive at EBITDA and Adjusted EBITDA, we consider both (1) certain non-recurring, infrequent, non-cash or unusual items, which can vary significantly from year to year, as well as (2) certain other items that may be recurring, frequent, or settled in cash but which we do not believe are indicative of our core operating performance. We use EBITDA and Adjusted EBITDA to assess operating performance and make business decisions.

We have incurred substantial acquisition-related costs and integration costs. The underlying acquisition activities take place over a defined timeframe, have distinct project timelines and are incremental to activities and costs that arise in the ordinary course of our business. Therefore, we believe it is important to exclude these costs from our Adjusted EBITDA because it provides us a normalized view of our core, ongoing operations after integrating our acquired companies, which we believe is an important measure in assessing our performance.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the period presented.

	Three-Month Period Ended September 27, 2025
(dollars in thousands)	Low	High
Net income	$11,000	$15,000
Interest expense, net	33,600	34,900
Income tax expense (benefit)	1,500	(4,050)
Depreciation and amortization	2,500	2,700
EBITDA (1)	48,600	48,550
Goodwill, intangible and other long-lived asset impairment	350	500
Non-cash share-based compensation	4,700	5,800
Loss on extinguishment of debt	5,150	6,600
Fees related to debt modifications	15,650	16,900
Interest rate derivatives (2)	-	50
Acquisition-related costs (3)	(1,000)	(1,300)
Integration costs (4)	2,150	2,300

Legal costs and settlements associated with acquisition matters (5)	1,450	1,600
Restructuring (6)	-	100
Other legal matters (7)	-	50
Other adjustments (8)	(50)	(150)
Total adjustments	28,400	32,450
Adjusted EBITDA	$77,000	$81,000

(1) EBITDA is presented in this table solely for the purposes of reconciling to Adjusted EBITDA. Values presented in the Low and High columns may not reflect the low and high ends of the EBITDA presented on account of the income tax expense (benefit) portion of the reconciliation from net income.

(2) Represents valuation adjustments and settlements associated with interest rate derivatives that are not included in interest expense, net.

(3) Represents transaction costs incurred in connection with planned, completed, or terminated acquisitions, which include investment banking fees, legal diligence and related documentation costs, and finance and accounting diligence and documentation.

(4) Represents (i) costs associated with our Integration Management Office, which focuses on our integration efforts and transformational projects such as systems conversions and implementations, material cost reduction and restructuring projects, among other things, of approximately $0.5 million to $0.6 million; and (ii) transitionary costs incurred to integrate acquired companies into our field and corporate operations of approximately $1.6 million to $1.7 million. Transitionary costs incurred to integrate acquired companies include IT consulting costs and related integration support costs; salary, severance and retention costs associated with duplicative acquired company personnel until such personnel are exited from the Company; accounting, legal and consulting costs; expenses and impairments related to the closure and consolidation of overlapping markets of acquired companies, including lease termination and relocation costs; costs associated with terminating legacy acquired company contracts and systems; and one-time costs associated with rebranding our acquired companies and locations to the Aveanna brand.

(5) Represents legal and forensic costs, as well as settlements associated with resolving legal matters arising during or as a result of our acquisition-related activities. This primarily includes (i) costs of approximately $1.3 million to $1.5 million to comply with the U.S. Department of Justice, Antitrust Division’s grand jury subpoena related to nurse wages and hiring activities in certain of our markets, in connection with a terminated transaction.

(6) Represents costs associated with restructuring our branch and regional administrative footprint as well as our corporate overhead infrastructure costs in order to appropriately size our resources to current volumes, including: (i) branch and regional salary and severance costs; (ii) corporate salary and severance costs; and (iii) rent and lease termination costs associated with the closure of certain office locations.

(7) Represents activity related to accrued legal settlements and the related costs and expenses associated with certain judgments and arbitration awards rendered against us where certain insurance coverage is in dispute. We released a legal reserve related to a certain accrued legal settlement during the period presented.

(8) Represents: (i) other costs or (income) that are either non-cash or non-core to the our ongoing operations of approximately $(0.1) million to $(0.2) million.

About Aveanna Healthcare

Aveanna Healthcare is headquartered in Atlanta, Georgia and has locations in 38 states providing a broad range of pediatric and adult healthcare services including nursing, rehabilitation services, occupational nursing in schools, therapy services, day treatment centers for medically fragile and chronically ill children and adults, home health and hospice services, as well as delivery of enteral nutrition and other products to patients. The Company also provides case management services in order to assist families and patients by coordinating the provision of services between insurers or other payers, physicians, hospitals, and other healthcare providers. In addition, the Company provides respite healthcare services, which are temporary care provider services provided in relief of the patient’s normal caregiver. The Company’s services are designed to provide a high quality, lower cost alternative to prolonged hospitalization.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) in this press release regarding our prospects, plans, financial position, business strategy and preliminary unaudited fourth quarter financial results may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of terminology such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “would,” “predict,” “project,” “potential,” “continue,” “could,” “design,” “guidance,” or the negatives of these terms or variations of them or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, the risks and uncertainties set forth under the heading “Risk Factors” in Aveanna’s Annual Report on Form 10-K for its 2024 fiscal year filed with the SEC on March 13, 2025, which is available at www.sec.gov. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may prove to be incorrect or imprecise. Accordingly, forward-looking statements included in this press release do not purport to be predictions of future events or circumstances, and actual results may differ materially from those expressed by forward-looking statements. All forward-looking statements speak only as of the date made, and Aveanna undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Matt Buckhalter

Chief Financial Officer

ir@aveanna.com